2,822,652 Shares

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Common Stock, $0.01 Par Value Per Share

UNDERWRITING AGREEMENT

July 18, 2018

D.A. Davidson & Co.

8 Third Street North

The Davidson Building

Great Falls, Montana 59401

Ladies and Gentlemen:

1. Introductory.  Seidler Equity Partners III, L.P. (“SEP III”) and SK Capital Holdings, L.P. (“SK Capital” and, together with SEP III, the “Selling Stockholders”) agree with D.A. Davidson & Co. (the “Underwriter”) to sell to the Underwriter the number of outstanding shares of common stock of Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Company”), par value $0.01 per share, set forth opposite such Selling Stockholder’s name in Schedule A hereto under the caption “Total Number of Securities to Be Sold” (the “Offered Securities”), as set forth below.

2. Representations and Warranties of the Company and the Selling Stockholders.
(a) The Company represents and warrants to, and agrees with, the Underwriter that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-224421), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means July 18, 2018, 5:30 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors in the Offered Securities, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Material Subsidiary” means a subsidiary of the Company set forth on Schedule C hereto.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (“PCAOB”) and the rules of The Nasdaq Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

The term “subsidiary” means a “subsidiary” of the Company as defined in Rule 405 of the Act.

“Testing-the-Waters Communication” means any oral or written communication with potential investors in the Offered Securities undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication related to the Offered Securities within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (i) (A) At the Effective Time relating to the Offered Securities and (B) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date and (B) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii) Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.

(iv) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any of its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(v) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated July 18, 2018 including the base prospectus, dated May 3, 2018 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(c) hereof.

(vi) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the General Disclosure Package, when they were filed or became effective with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(viii) Written Testing-the-Waters Materials. As of the Applicable Time, the Company has not furnished any Written Testing-the-Waters Communications and has not authorized anyone to furnish any Written Testing-the-Waters Communications.

(ix) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(x) Subsidiaries. Each subsidiary of the Company has been duly incorporated or formed, as applicable, and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with corporate or limited liability company, as applicable, power and authority to own its properties and conduct its business as described in the General Disclosure Package, and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, in each case, except where the failure to be so qualified in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or limited liability company interests of each Material Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the capital stock of, or limited liability company interests in, each Material Subsidiary are owned by the Company, directly or through its subsidiaries, free from liens, encumbrances and defects, other than any liens, encumbrances and defects described in the Registration Statement, the General Disclosure Package and the Final Prospectus. The subsidiaries of the Company listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company, excluding subsidiaries of the Company that, if considered as a single entity, would not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act. Each Material Subsidiary of the Company is a wholly owned subsidiary, direct or indirect, of the Company.

(xi) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable; the authorized equity of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock”; all outstanding shares of capital stock of the Company (including, without limitation, any Offered Securities to be sold by the Selling Stockholders pursuant hereto) are validly issued, fully paid and nonassessable, and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the General Disclosure Package, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the General Disclosure Package and the Final Prospectus.

(xii) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiii) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(xiv) Listing. The Offered Securities have been approved for listing on The

Nasdaq Global Select Market.

(xv) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except for any such consents, approvals, authorizations, orders, filings or registrations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect or materially interfere with the consummation of the transaction contemplated hereby.

(xvi) Title to Property. Except as disclosed in the General Disclosure Package or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xvii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, with respect to each of clauses (ii) (but solely with respect to statutes, rules, regulations and orders excluding federal securities laws) and (iii), such breaches, violations, defaults, Debt Repayment Triggering Events, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of their respective charters, or certificate of formation or other constituent instruments, as applicable, or bylaws, or in breach of or default (or, with the giving of notice or lapse of time, would be in default) under any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such violations, breaches or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xix) Authorization of Agreement. This Agreement has been duly authorized,

executed and delivered by the Company.

(xx) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxi) Compliance with Firearm and Ammunition Laws. Without limiting the generality of Sections 2(a)(xviii) and 2(a)(xx), each of the Company and its subsidiaries (i) conducts its business and is in compliance with all federal, state and local laws governing or otherwise regulating the importation, transportation, purchase or other acquisition, possession or sale or other transfer of firearms, ammunition or explosives, including without limitation the Gun Control Act of 1968, as amended (Chapter 44 of Title 18, United States Code), the National Firearms Act of 1934, as amended (Chapter 53 of Title 26, United States Code), and the Arms Export Control Act (22 U.S.C. § 2778), as well as all applicable rules and regulations of the Bureau of Alcohol, Tobacco, Firearms and Explosives (the “ATF”) (collectively, the “Firearms, Ammunition and Explosives Laws”); and (ii) possesses, and is in compliance with the terms of, all licenses, registrations and permits required in order for the Company and its subsidiaries to conduct their respective businesses (as currently conducted and as proposed to be conducted) with respect to the sale of firearms, ammunition and explosives, except, in the case of clause (i) or (ii), where the failure to so comply or be in possession would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received, during the three-year period preceding the date of this Agreement, from the ATF or any other regulatory authority any notice of revocation of any such license, registration or permit and has no reason to believe that the ATF or any other regulatory authority may issue any such notice, except for any such notice or revocation that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries (1) has received from the ATF or any other regulatory authority any notice of violation of any Firearms, Ammunition and Explosives Law or (2) has any reason to believe that the ATF or any other regulatory authority may issue any such notice, except, in the case of clauses (1) and (2), where such notices or violations would not, individually or in the aggregate, have a Material Adverse Effect.

(xxii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(xxiii) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or so acquire such intellectual property rights would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the Company’s knowledge, there is no such infringement or conflict.

(xxiv) Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) is subject to any claim relating to any environmental laws, except, in the case of each of clauses (i) through (iv) above, for such violations, contaminations, liabilities or claims that would not, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(xxv) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Certain Relationships and Related Party Transactions with the Selling Stockholder,” “Description of Capital Stock” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxvi) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxvii) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxviii) Internal Controls and Compliance with the Sarbanes-Oxley Act and the Exchange Rules. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with the provisions of Sarbanes-Oxley (and the rules promulgated thereunder) and all Exchange Rules, in each case, applicable to the Company. The Company maintains a system of internal controls over financial reporting (“Internal Controls”) that comply in all material respects with all applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and accountability for assets is maintained, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (x) since February 3, 2018, the Company has not publicly disclosed or reported to the Audit Committee (the “Audit Committee”) of the Board or the Board any significant deficiency or material weakness, or a material and adverse change, in Internal Controls or any fraud involving management or other employees who have a significant role in Internal Controls, and (y) within the next 90 days, the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board a material weakness, or a material and adverse change, in Internal Controls or any fraud involving management or other employees who have a significant role in Internal Controls. The Company has established “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) over the Company and its subsidiaries; such disclosure controls and procedures are effective.

(xxix) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to the Company’s knowledge, are threatened or contemplated.

(xxx) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, cash flows and changes in stockholders’ equity for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with GAAP applied on a consistent basis, and the schedules, if any, included or incorporated by reference in the Registration Statement present fairly in all materials respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial information, if any, included or incorporated by reference in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma information therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The summary and selected financial data, and the statistical data derived therefrom, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. There are no financial statements that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.

(xxxi) Independent Auditors. KPMG LLP, whose report on the consolidated financial statements of the Company and its subsidiaries is included or incorporated by reference in the General Disclosure Package and the Final Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Rules and Regulations and as required by the Act and by the applicable rules and guidance from the PCAOB.

(xxxii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) there has been no material transaction entered into other than transactions in the ordinary course of business, and (v) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxxiii) Investment Company Act. The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(xxxiv) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has informed the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxv) Tax Matters. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to have been filed by them or have requested extensions thereof (except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect). Except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxvi) Insurance. The Company and its subsidiaries are insured by insurers against such losses and risks and in such amounts as the Company reasonably deems adequate. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects. There are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for any such claims that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for during the twelve-month period preceding the date of this Agreement, except for any refusal that would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.

(xxxvii) ERISA Compliance. Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) with respect to termination of, or withdrawal from, any “employee benefit plan” (as defined under ERISA). As used herein, “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) of which the Company is a member.

(xxxviii) Emerging Growth Company Status. From April 17, 2014 through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(xxxix) Use of Testing-the-Waters Materials. The Company has not engaged in any Testing-the-Waters Communication and has not authorized anyone to engage in Testing-the-Waters Communications.

(xl) Other Offerings. The Company has not sold, issued or distributed any shares of common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than the shares of common stock issued pursuant to employee benefit plans, qualified stock option plans or other employee incentive plans or pursuant to outstanding options, rights or warrants.

(xli) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, influence payment, kickback or other unlawful payment.

(xlii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations and guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xliii) Compliance with OFAC. None of the Company, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(b) Each Selling Stockholder, severally as to itself and not jointly, represents and warrants to, and agrees with, the Underwriter that:

(i) Title to Securities. Such Selling Stockholder has and on the Closing Date will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on the Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on the Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on the Closing Date hereunder the Underwriter will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on the Closing Date.

(ii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made and such as may be required under state securities laws or the bylaws and rules of FINRA and except for any such consents, approvals, authorizations, orders, filings or registrations, the absence of which would not, individually or in the aggregate, materially interfere with the consummation of the transaction contemplated hereby.

(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach by such Selling Stockholder or violation by such Selling Stockholder of any of the terms and provisions of, or constitute a default by such Selling Stockholder under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, (ii) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (iii) if such Selling Stockholder is not an individual, the charter or bylaws (or other equivalent constituent documents) of the Selling Stockholder, except, with respect to each of clauses (i) (but solely with respect to statutes, rules, regulations and orders excluding federal securities laws) and (ii), such breaches, violations, defaults, liens, charges and encumbrances that would not, individually or in the aggregate, materially interfere with the consummation of the transaction contemplated hereby.

(iv) Compliance with Securities Act Requirements. (i) (A) At the Effective Time relating to the Offered Securities and (B) on the Closing Date, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) (A) on its date and (B) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided,  however, that such Selling Stockholder makes no representation pursuant to this Section 2(b)(iv) except with respect to the statements set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus, as applicable, under the caption “Selling Stockholders”, but only with respect to footnotes (1) and (2) and the corresponding line items in the table contained in such section as they relate to the Selling Stockholders (such statements, except percentages, the “Selling Stockholder Information”).

(v) No Undisclosed Material Information. The sale of the Offered Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package.

(vi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(vii) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(viii) Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ix) Good Standing of Selling Stockholder. Such Selling Stockholder is validly existing as a limited partnership and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its formation.

(x) General Disclosure Package. As of the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Selling Stockholder makes no representation pursuant to this Section 2(b)(x) except with respect to the Selling Stockholder Information applicable to such Selling Stockholder.

(xi) No Distribution of Offering Material. Such Selling Stockholder has not

distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities other than with the Underwriter’s consent.

(xii) Material Agreements. There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Stockholder (or, to such Selling Stockholder’s knowledge, any direct or indirect stockholder of such Selling Stockholder) is a party that are required to be described in the Registration Statements or the Final Prospectus or to be filed as exhibits thereto that are not so described or filed.

(xiii) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, any event occurs as a result of which the Selling Stockholder Information included in the General Disclosure Package or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to such Selling Stockholder, such Selling Stockholder will immediately notify the Company and the Underwriter of such change.

In addition, any certificate signed by any officer of the Company or any of its Subsidiaries, or any of the Selling Stockholders, and delivered to the Underwriter or counsel for the Underwriter in connection with the offering and sale of the Offered Securities shall be deemed to be a representation and warranty by the Company or such Selling Stockholder, respectively, as to matters covered thereby, to the Underwriter.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Selling Stockholders agree, severally and not jointly, to sell to the Underwriter the number of Offered Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, and the Underwriter agrees to purchase from the Selling Stockholders, at a purchase price of $4.7763 per share, such Offered Securities. The Offered Securities will be delivered by or on behalf of the Selling Stockholder to or as instructed by the Underwriter through the book-entry facilities of DTC for its account(s) against payment of the purchase price by the Underwriter in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the applicable Selling Stockholder at 9:00 A.M., New York time, on the third business day after the date of this Agreement, or at such other time not later than seven full business days thereafter as the Underwriter and the Selling Stockholders determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of the Offered Securities sold on such date pursuant to the offering. The Offered Securities to be delivered or evidence of their issuance will be made available for checking at the offices of K&L Gates LLP at 925 Fourth Avenue, Suite 2900, Seattle, Washington 98104-1158, at least 24 hours prior to the Closing Date.

4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the Underwriter and the Selling Stockholders, and, with respect to Sections 5(h)(ii) and 5(i) below, the Selling Stockholders agree with the Underwriter and the Company, that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriter, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The

Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. At any time after the date hereof, when a prospectus is required by the Act to be delivered in connection with any sale of the Offered Securities by the Underwriter or any dealer (the “Prospectus Delivery Period”), the Company will promptly advise the Underwriter of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Underwriter’s consent, which consent shall not be unreasonably withheld, delayed or conditioned; and the Company will also advise the Underwriter promptly of (i) any amendment or supplementation of the Registration Statement or any Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information with respect to the sale of the Offered Securities, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) system) an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e) Furnishing of Prospectuses. During the Prospectus Delivery Period, the Company will furnish to the Underwriter copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution of the Offered Securities as contemplated hereby; provided,  however, that the Company shall not be obligated to file any general consent or service of process or qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so otherwise subject to such consent or qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Reporting Requirements During the period of two years hereafter, the Company will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, or any successor system, it is not required to furnish such reports or statements to the Underwriter.

(h) Payment of Expenses.

(i) The Company and each Selling Stockholder agree with the Underwriter that the Company will pay all expenses incident to the performance of the obligations of the Company and, other than as set forth in Section 5(h)(ii), each Selling Stockholder under this Agreement, including but not limited to (i) any filing fees and other expenses (including the reasonable fees and disbursements of counsel to the Underwriter, which, if the Offered Securities are “covered securities” for purposes of Section 18 of the Act upon completion of the sale thereof, shall not exceed $5,000) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such review not to exceed $5,000), (ii) the fees, disbursements and expenses of the Company’s counsel and counsel to the Selling Stockholders, (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, provided that the costs reasonably incurred by the Company and the Underwriter to charter any aircraft in connection with the “road show” shall be shared equally between the Company and the Underwriter, (iv) fees and expenses incident to listing the Offered Securities on The Nasdaq Global Select Market and other national and foreign exchanges, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and (vi) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(ii) Each Selling Stockholder will pay all transfer taxes on the sale by the Selling Stockholder of the Offered Securities to the Underwriter, if any, provided,  however, that no Selling Stockholder shall be required to pay any expenses specifically enumerated in Section 5(h)(i) to be paid by the Company.

(i) Absence of Manipulation. The Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j) Exchange Listing. The Company agrees to use its best efforts to maintain the listing of the Offered Securities on The Nasdaq Stock Market.

6. Free Writing Prospectuses. The Company and the Selling Stockholders represent and agree that, unless they obtain the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7. Conditions of the Obligations of the Underwriter. The obligation of the Underwriter to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on the Closing Date), to the accuracy of the statements of Company officers and those made by or on behalf of the Selling Stockholders made pursuant to provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Underwriter shall have received letters, dated, respectively, the date hereof and the Closing Date, of KPMG LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance reasonably satisfactory to the Underwriter.

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, any Selling Stockholder or the Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market, or any setting of minimum or maximum prices for trading on such exchanges; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for Company. The Underwriter shall have received an opinion, dated as of the Closing Date, of O’Melveny & Myers LLP, counsel for the Company, in form and substance previously agreed to by, and reasonably satisfactory to, the Underwriter.

(e) Chief Financial Officer’s Certificate. The Underwriter shall have received a certificate substantially in the form set forth in Exhibit A hereto, dated as of the Closing Date, signed by the principal financial or accounting officer of the Company, on behalf of the Company, confirming, as of the Closing Date, to his or her knowledge, the matters set forth therein.

(f) Opinion of Special Counsel for Company. The Underwriter shall have received an opinion, dated as of the Closing Date, of Mark Barnes & Associates, special counsel for the Company, to the effect that the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 and filed with the Commission (and incorporated by reference into the Registration Statements, General Disclosure Package and Final Prospectus) under the captions “Item 1. Business—Regulation and Compliance” and “Item 1A. Risk Factors—Risks Related to Our Business—Current and future government regulations, in particular regulations relating to the sale of firearms and ammunition, may negatively impact the demand for our products and our ability to conduct our business,” insofar as such statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, are accurate and complete in all material respects and present fairly the information purported to be shown.

(g) Opinion and Disclosure Letter of Counsel for Underwriter. The Underwriter shall have received from K&L Gates LLP, counsel for the Underwriter, such opinion or opinions, dated as of the Closing Date, with respect to such matters as the Underwriter may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) Opinion of Counsel for Selling Stockholders. The Underwriter shall have received an opinion, dated as of the Closing Date, of O’Melveny & Myers LLP, counsel for the Selling Stockholders, in form and substance previously agreed to by, and reasonably satisfactory to, the Underwriter.

(i) Officers’ Certificate.

(i) The Underwriter shall have received a certificate, dated as of the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company, each in his capacity as an officer of the Company, in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(ii) The Underwriter shall have received a certificate, dated as of the Closing Date, of an officer of each Selling Stockholder (or an officer of the general partner of each Selling Stockholder), in his capacity as an officer of such Selling Stockholder (or general partner of such Selling Stockholder), in which such officer shall state that: the representations and warranties of such Selling Stockholder in this Agreement are true and correct as of the Closing Date; and such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(j) Form W-9. Each Selling Stockholder will deliver to the Underwriter on or before the date hereof a properly completed and executed U.S. Treasury Department Internal Revenue Service Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), establishing a complete exemption from United States backup withholding.

(k) No Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the sale of the Offered Securities.

The Selling Stockholders and the Company will furnish the Underwriter with any additional opinions, certificates, letters and documents as the Underwriter reasonably requests and conformed copies of documents delivered pursuant to this Section 7. The Underwriter may in its sole discretion waive compliance with any conditions to its obligations hereunder.

8. Indemnification and Contribution.

(a) Indemnification of Underwriter by Company. The Company will indemnify and hold harmless the Underwriter and each Selling Stockholder and each of their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter or Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided,  however, that (x) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below; and (y) the Company will not be liable, to any Selling Stockholder, or to any partner, member, director, officer, employee, agent or affiliate of any Selling Stockholder, or to any person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any Selling Stockholder Information (it being understood, for the avoidance of doubt, that this clause (y) (i) shall in no event affect any liability the Company may have to the Underwriter, or any partner, member, director, officer, employee, agent, affiliate of the Underwriter, or any person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) is an agreement solely between the Company and any Selling Stockholder and the other parties described in this clause (y) and the Underwriter shall have no responsibility in connection with any dispute between the Company, any Selling Stockholder and any other party described in this clause (y) with respect to an agreement solely between the Company and any Selling Stockholder and the other parties described in this clause (y)).

(b) Indemnification of Underwriter by Selling Stockholders. Each Selling Stockholder will, severally and not jointly, indemnify and hold harmless the Underwriter, each other Selling Stockholder and each other Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided,  however, that the foregoing indemnity shall only apply to the extent that any loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission that is based upon any Selling Stockholder Information; provided further, that the aggregate liability of each Selling Stockholder pursuant to this subsection 8(b) shall not exceed the net proceeds (after deducting underwriting discounts and commissions, but without deducting expenses of the Company or the Selling Stockholders) received by such Selling Stockholder from the sale of the Offered Securities sold by such Selling Stockholder hereunder (the “Selling Stockholder Net Proceeds”).

(c) Indemnification of Company and Selling Stockholders. The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Stockholder (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Final Prospectus furnished on behalf of the Underwriter: the third, sixth, ninth, tenth (last sentence only) and eleventh paragraphs under the caption “Underwriting”.

(d) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided,  however, that if such indemnified party shall have reasonably concluded that there may be defenses available to it that are different from, additional to or in conflict with those available to such indemnifying party, then the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party and such legal or other expenses reasonably incurred by such indemnified party shall be borne by such indemnifying party and paid as incurred (except that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to or the subject of such actions). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding anything herein to the contrary, in no event shall the liability of any Selling Stockholder to provide contribution pursuant to this subsection (e) exceed an amount equal to such Selling Stockholder’s Selling Stockholder Net Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (e).

9. Default of Underwriter. If the Underwriter defaults in its obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate number of Offered Securities that the Underwriter agreed but failed to purchase exceeds 10% of the total number of Offered Securities that the Underwriter is obligated to purchase on the Closing Date, and arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Company or the Selling Stockholders, except as provided in Section 10 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve the defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, the Company or their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company and the Selling Stockholders agree that the Company will reimburse the Underwriter for all out-of-pocket expenses (including reasonably documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriter pursuant to Sections 5(h) and 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Sections 5 and 8 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or sent and confirmed to D.A. Davidson & Co., 8 Third Street North, The Davidson Building, Great Falls, Montana 59401, Attention: Michael Smith, with a copy to K&L Gates LLP, 925 Fourth Avenue, Suite 2900, Seattle, Washington 98104-1158, Attention: Christopher J. Voss; or, if sent to the Company, will be mailed, delivered or sent and confirmed to it at 7035 South High Tech Drive, Midvale, Utah 84047, Attention: Kevan Talbot, with a copy to O’Melveny & Myers LLP, 400 South Hope Street, 18th Floor, Los Angeles, California 90071, Attention: John-Paul Motley, Esq.; or, if sent to the

Selling Stockholders, will be mailed, delivered or sent and confirmed to Seidler Equity Partners III, L.P. and SK Capital Holdings, L.P. at 4640 Admiralty Way, Suite 1200, Marina del Rey, California 90292: Attention: Christopher Eastland, with a copy to O’Melveny & Myers LLP, 400 South Hope Street, 18th Floor, Los Angeles, California 90071, Attention: John-Paul Motley, Esq.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, partners, members, employees, agents, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a) No Other Relationship. The Underwriter has been retained solely to act as underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company or the Selling Stockholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Underwriter, and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders (on its behalf and, to the extent permitted by applicable law, on behalf of its equity holders and affiliates) and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

Please sign and return to the Company this letter whereupon this letter will become a binding agreement in accordance with its terms.

Very truly yours,

Sportsman’s Warehouse Holdings, Inc.

By: /s/ Kevan Talbot

Name: Kevan Talbot

Title:Chief Financial Officer and Secretary

[Signatures continue on the following page]

(Signature page to Underwriting Agreement – Sportsman’s 2018)

Seidler Equity Partners III, L.P.

By: SEM III, LLC, its General Partner

By: /s/ Christopher Eastland

Name: Christopher Eastland

Title: Vice President

SK Capital Holdings, L.P.

By: Omnibus GP, LLC, its General Partner

By: /s/ Eric Kutsenda

Name: Eric Kutsenda

Title: Vice President

[Signatures continue on the following page]

(Signature page to Underwriting Agreement – Sportsman’s 2018)

Confirmed and accepted by the Underwriter as of the date hereof.

D.A. Davidson & Co.

By:/s/ Brit Stephens

Name:Brit Stephens

Title:Managing Director

(Signature page to Underwriting Agreement – Sportsman’s 2018)

SCHEDULE A

Selling Stockholders

Selling Stockholder	Total Number of Securities to Be Sold
Seidler Equity Partners III, L.P.	2,635,181
SK Capital Holdings, L.P.	187,471
Total	2,822,652

SA-1

SCHEDULE B

1.General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

2.Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

The initial price to the public of the Offered Securities.

SB-1

SCHEDULE C

Material Subsidiaries

Sportsman’s Warehouse, Inc., a Utah corporation

Sportsman’s Warehouse Southwest, Inc., a California corporation

Pacific Flyway Wholesale, LLC, a Delaware limited liability company

SD-1

EXHIBIT A

Chief Financial Officer’s Certificate

July [__], 2018

CHIEF FINANCIAL OFFICER’S CERTIFICATE
PURSUANT TO SECTION 7(e) OF THE UNDERWRITING AGREEMENT

The undersigned, Kevan P. Talbot, the Chief Financial Officer of Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Company”), in his capacity as an officer of the Company and not individually, does hereby deliver this certificate in connection with that certain Underwriting Agreement, dated as of the date of pricing (the “Underwriting Agreement”), by and among the Company, Seidler Equity Partners III, L.P., SK Capital Holdings, L.P. and D.A. Davidson & Co. (the “Underwriter”). Capitalized terms used herein without definition have the meanings assigned to them in the Underwriting Agreement. In connection with the foregoing, the undersigned hereby certifies, as of the date hereof, that:

As of the date of the General Disclosure Package and Final Prospectus, the undersigned was, and as of the date hereof the undersigned is, the Chief Financial Officer of the Company and familiar with the internal accounting practices of the Company.

1.

The undersigned has reviewed the financial information circled on the pages attached hereto as Exhibit A of (i) the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 (filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2018) (the “Annual Report”), (ii) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 5, 2018 (filed with the SEC on May 25, 2018) (the “Quarterly Report”), (iii) the General Disclosure Package and (iv) the Final Prospectus.

2.

The financial information circled on the pages of the Annual Report, the Quarterly Report, General Disclosure Package and Final Prospectus attached hereto as Exhibit A has been derived from the Company’s accounting records.

3.

The undersigned found the financial information circled in Exhibit A to be in agreement with the corresponding amounts reflected in the Company’s financial statements included in the Annual Report, Quarterly Report, General Disclosure Package and Final Prospectus or the Company’s accounting records or schedules or verified the mathematical accuracy of such financial information that was derived from the Company’s financial statements included in the Annual Report, Quarterly Report, General Disclosure Package and Final Prospectus or the Company’s accounting records or schedules.

This certificate is being furnished to the Underwriter solely for the benefit of the Underwriter in connection with the transactions contemplated by the Underwriting Agreement.

[Signature Page Follows]

EA-1

IN WITNESS WHEREOF, on behalf of the Company, the undersigned has executed this Chief Financial Officers’ Certificate this ____ day of July, 2018.

By:

Name:Kevan P. Talbot

Title:Chief Financial Officer

SIGNATURE PAGE TO CHIEF FINANCIAL OFFICER’S CERTIFICATE